UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           April 15, 2013

Xtreme Oil and Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano TX 75093

(Address of Principal Executive Offices)

 (214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2013, Xtreme Oil & Gas, Inc. (“Xtreme” or the “Company”) entered into an agreement with Torchlight Energy, Inc. (“Torchlight”) related to Xtreme’s Kansas, or Smokey Hills, prospect and all of the Company’s properties in Oklahoma.

Torchlight shall acquire one-half of the Company’s interest in the Smokey Hills prospect and assume the Company’s obligation to complete the first well drilled on the prospect plus additional costs previously billed to Xtreme by the operator. Torchlight will assume Xtreme’s obligation under its working interest in the prospect to drill the planned second well.

With respect to the Oklahoma properties, the Company shall convey half of its working interest and all related equipment in the Lenhart well and shall acquire all of the Company’s interest in the Robinson and Hancock wells. Torchlight shall also acquire 90% of the Overriding Royalty Interest in the Company’s Salt Water Disposal Well and Facility, as defined, but such interest is junior to the interests of investors in the well. In its discretion, Torchlight will pay the cost to re-enter the Lenhart well.

These transactions provide the resources to develop further wells that working interest owners in the various prospects own.

Payments to the Company, other than the $100,000 payable upon execution of the agreement, roughly total $1,200,000 depending upon certain costs assumed by Torchlight.

The agreement also grants to Torchlight the option to acquire for $4,000,000 in Torchlight Common Stock the balance of the Company’s interest in the Smokey Hills prospect if the first well drilled reaches 300 barrels of equivalent per day. Torchlight also has the option to acquire the balance of the working interest in the Lenhart prospect for $1,000,000 in Torchlight Common Stock should that well reach 50 barrels of oil equivalent production per day. Both production goals must reach the level of defined production within 30 days of completion.

The Company shall continue development opportunities of its largest prospect by asset valuation, the West Thrift Units.

Item 8.01. Other Events.

On March 28, 2013, the Company formed a committee to advise the Company with respect to the Torchlight transaction discussed in Item 1.01 above. The committee consists of three stockholders of the Company, Brandon Chabner, Keith Houser, and Ben Doherty.

As part of the review of the Torchlight transaction, Torchlight had asked that Mr. McAndrew act as a consultant to Torchlight, necessitating a release by the Company of the Mr. McAndrew’s covenant not to compete with the Company. The committee approved that release. Accordingly, though Mr. McAndrew will remain the Company’s Chief Executive Officer and an employee of the Company, he will act as a consultant to Torchlight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2013

Xtreme Oil & Gas, Inc.

/s/ Willard G. McAndrew, III

Willard G. McAndrew, III, Chief Executive Officer